UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 332-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 6, 2026, Carriage Services, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer & Co.”) and Raymond James & Associates, Inc. (“Raymond James” and together with Oppenheimer & Co., the “Sales Agents”), under which the Company may, from time to time, sell shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $100,000,000 (“Shares”) in “at the market” offerings through or to the Sales Agents, as sales agents and/or principals. Sales can be made by any method deemed an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), or through privately negotiated transactions. Sales of the Shares, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with the Sales Agents. The Company has no obligation to sell the Shares and may at any time suspend offers under or terminate the Equity Distribution Agreement in accordance with its terms. The Sales Agents are not required to sell any specific number or dollar amount of Shares but will use commercially reasonable efforts to sell the Shares from time to time consistent with its normal sales practices and applicable federal rules and regulations and New York Stock Exchange rules, based on instructions from the Company (including any price, time, or size limits or other customary parameters or conditions the Company may impose).

The Sales Agents will receive a commission from the Company of up to 3.0% of the gross proceeds of any Shares sold under the Equity Distribution Agreement. In addition, the Company will reimburse the Sales Agents for certain specified expenses in connection with entering into the Equity Distribution Agreement, as well as certain specified expenses on a quarterly basis.

Pursuant to the terms of the Equity Distribution Agreement, the Company agreed to indemnify the Sales Agents against certain liabilities, including under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to contribute to payments that the Sales Agents may be required to make because of such liabilities. The Company or the Sales Agents may each terminate the Equity Distribution Agreement as provided therein.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (Registration No. 333-295355), including a base prospectus contained therein, filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2026, and the prospectus supplement related to the offering filed with the SEC on May 6, 2026. The Equity Distribution Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

The foregoing descriptions of terms and conditions of the Equity Distribution Agreement do not purport to be complete and are qualified in their entirety by the full text of the Equity Distribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The legal opinion and consent of Porter Hedges LLP relating to the validity of the Shares that may be sold pursuant to the Equity Distribution Agreement is filed herewith as Exhibit 5.1.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In the press release dated May 6, 2026, the Company announced and commented on its financial results for its quarter ended March 31, 2026. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated by this reference.

The Company’s press release dated May 6, 2026, contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including the Press Release filed herewith as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that Section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)            Exhibits

5.1	Opinion of Porter Hedges LLP
10.1	Equity Distribution Agreement, dated May 6, 2026, by and among Carriage Services, Inc., Oppenheimer & Co. Inc. and Raymond James & Associates, Inc.
23.1	Consent of Porter Hedges LLP (included in Exhibit 5.1).
99.1	Press Release of Carriage Services, Inc. dated May 6, 2026 (furnished herewith).
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2026

CARRIAGE SERVICES, INC.

By:	/s/ John Enwright
John Enwright
Senior Vice President, Chief Financial Officer and Treasurer